                                 EXHIBIT 8. (a)

                        Consent of Deloitte & Touche LLP

                                                                 EXHIBIT 99.8(a)



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-90208 of Acacia National Variable Life Insurance Separate Account I of our reports dated April 7, 2000, on the statutory basis financial statements of Acacia National Life Insurance Company and the financial statements of the subaccounts of Acacia National Variable Life Insurance Separate Account I appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





/s/ Deloitte & Touche LLP


Lincoln, Nebraska
April 21, 2000